EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 14, 2000, included in this Annual Report on Form 11-K, for the year ended December 31, 1999, into the previously filed Form S-8 Registration Statement of the Cornell Corrections, Inc. 401(k) Profit Sharing Plan (File No. 333-19127).

ARTHUR ANDERSEN LLP



Houston, Texas
June 26, 2000